Exhibit 99.1

SUPPORT AGREEMENT

This support agreement (the "Support Agreement"), dated as of ●, 2009, sets out the agreement among: (a) Abitibi-Consolidated Inc. ("ACI"); (b) Abitibi-Consolidated Company of Canada ("ACCC"), (c) AbitibiBowater Inc. ("ABH"), and (d) Abitibi-Consolidated Finance, L.P. ("ACFLP") (ACI, ACCC, ABH and ACFLP are collectively referred to as the "Companies"); and (e) each of the other signatories hereto (subject to Section 11(a), each a "Consenting Noteholder " and, collectively, the "Consenting Noteholders"), being a holder of one or more of the following: 7.875% unsecured notes due August 2009, 15.50% unsecured notes due July 2010, 8.55% unsecured notes due August 2010, 7.75% unsecured notes due June 2011, unsecured floating-rate notes due June 2011, 6.00% unsecured notes due June 2013, 8.375% unsecured notes due April 2015, 7.40% debentures due April 2018, 7.50% debentures due April 2028, 8.50% debentures due August 2029 and 8.85% debentures due April 2030 (collectively, the "Notes"; all holders of the Notes are collectively referred to as the "Noteholders"), regarding the principal aspects of a recapitalization of the Companies (the "Recapitalization") as more fully described in the term sheet attached hereto as Schedule A (the "Term Sheet", with the terms set forth therein being the "Recapitalization Terms"), which Recapitalization and Term Sheet are intended to form the basis of a plan of arrangement (the "Plan", substantially in the form attached hereto as Schedule B) under the Canada Business Corporations Act (the "CBCA") and related transactions involving the Companies and certain of their subsidiaries and affiliates in proceedings under the CBCA (the "Recapitalization Proceedings").

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in Schedule C or the Term Sheet. The Consenting Noteholders, ACI, ACCC, ABH and ACFLP are collectively referred to as the "Parties".

1.	Recapitalization

The Recapitalization Terms as agreed among the Parties are set forth in the Term Sheet, which is incorporated herein and made a part of the Support Agreement. In the case of a conflict between the provisions contained in the text of the Support Agreement and the Term Sheet, the provisions of the Support Agreement shall govern. The Support Agreement and the Term Sheet are herein collectively referred to as this "Agreement".

2.	The Consenting Noteholders' Representations and Warranties

Each Consenting Noteholder hereby represents and warrants to each of the other Parties (and acknowledges that each of the other Parties is relying upon such representations and warranties) that:

	(a)	It (or a client thereof for which it has discretionary authority to manage or administer funds) is a legal or beneficial holder of Notes in the principal amount(s) set forth in a letter of acknowledgement (the "Acknowledgement Letter") executed by such Consenting Noteholder as of the date of this Agreement (the "Relevant Notes"; the Relevant Notes, together with the aggregate amount owing in respect of the Relevant Notes, including accrued and unpaid interest and any other amount that such Consenting Noteholder is entitled to claim pursuant to the Relevant Notes under the Plan, its "Debt");

	(b)	The Acknowledgement Letter is a correct and complete statement of its holdings with respect to the Notes as of the date hereof, and the Debt is not subject to any liens, encumbrances, obligations or other restrictions that could adversely affect the Consenting Noteholder's ability to perform its obligations under this Agreement;

	(c)	It is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement; it has conducted its own analysis and made its own decision to enter into this Agreement and has obtained such independent advice in this regard as it deemed appropriate; and it has not relied in such analysis or decision of any Person other than its own independent advisors (it being recognized that legal and financial advisors ("Committee Advisors") to the informal committee of holders of the Notes as of the date hereof, are not, by virtue of advising such committee, advisors to any Noteholders, including such Consenting Noteholder, on an individual basis);

	(d)	This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by the Companies, this Agreement constitutes the legal, valid and binding obligation of such Consenting Noteholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity;

	(e)	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(f)

The execution and delivery of this Agreement by it and the completion by it of the transactions contemplated herein do not and will not, to the best of the knowledge after due inquiry of the officers, partners and employees of such Consenting Noteholder who have been working on the Recapitalization (the "Relevant Noteholder Personnel"), violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Consenting Noteholder or any of its properties or assets, except for violations or conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Consenting Noteholder's ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement; and

	(g)	To the best of the knowledge after due inquiry of the Relevant Noteholder Personnel, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against such Consenting Noteholder or any of its properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on such Consenting Noteholder's ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

3.	The Companies' Representations and Warranties

Each of the Companies hereby represents and warrants to each Consenting Noteholder (and each of the Companies acknowledges that each Consenting Noteholder is relying upon such representations and warranties) that:

	(a)	It is a sophisticated party with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement; it has conducted its own analysis and made its own decision to enter in this Agreement and has obtained such independent advice in this regard as it deemed appropriate; and it has not relied in such analysis or decision on any Person other than its own independent advisors;

	(b)	This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by the Consenting Noteholders, this Agreement constitutes the legal, valid and binding obligation of such Company, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity;

(c)	It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to execute and deliver this Agreement and, subject to the approval of the Plan by the court having jurisdiction over the Recapitalization Proceedings (the "Court"), to consummate the transactions contemplated hereby;

(d)	The execution and delivery of this Agreement by such Company and the completion by it of the transactions contemplated herein do not and will not, to the best of the knowledge of the officers, partners and employees of such Company who have been involved in the discussions concerning the Recapitalization (the "Relevant Company Personnel") except for the Identified Events of Default (i) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Company or any of its subsidiaries with direct participation in the Recapitalization (for greater certainty, issuers of Notes and any subsidiaries of the Companies that guarantee obligations under the Notes or that will guarantee the securities to be issued and delivered as described in the Term Sheet or entities whose securities are to be pledged as security in support of the securities to be issued and delivered as described in the Term Sheet shall be deemed to have a direct participation in the Recapitalization) is a party or by which such Company or any of its subsidiaries with direct participation in the Recapitalization is bound or to which any of the property or assets of such Company or any of its subsidiaries with direct participation in the Recapitalization is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Company or any of its subsidiaries with direct participation in the Recapitalization or (iii) violate or conflict with any judgment, order, statute, law, ordinance, rule or regulation applicable to such Company or any of its properties or assets, except, in the case of (i) and (iii), for violations or conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on such Company's ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement;

(e)	To the best of the knowledge after due inquiry of the Relevant Company Personnel, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against such Company or any of its properties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on such Company's ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement;

(f)	Except as previously disclosed by ABH and ACI or in the Information or the Plan, except for any Identified Events of Default, and except as otherwise disclosed in, or as part of any formal discussion between directors or officers of the Companies and all of the Initial Consenting Noteholders (as defined in the Term Sheet), or any document or other information provided to a director or officer of each of the Initial Consenting Noteholders, since January 1, 2007 there has not been (A) any Material Adverse Effect, (B) any transaction which is material to ABH and its subsidiaries (taken as a whole) or ACI and its subsidiaries (taken as a whole), (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by ABH and its subsidiaries or ACI and its subsidiaries which is material to ABH or ACI, as the case may be, (D) any material change in the capital stock or outstanding indebtedness of ABH and its subsidiaries (taken as a whole) or ACI and its subsidiaries (taken as a whole), as the case may be, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of ABH or ACI. As of the date hereof, each of ABH and ACI has filed with the Commission all documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Companies confirm that the Parties hereto have reviewed and are relying, although not solely, upon the Information and filings made pursuant to the Exchange Act;

	(g)	Each of ABH and ACI has authorized, issued and outstanding capitalization as set forth in the Information. The issued and outstanding shares of capital stock of ABH and ACI, as the case may be, have been duly authorized and validly issued and are fully paid and non assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No order halting or suspending trading in securities of ABH or ACI nor prohibiting the sale of such securities has been issued to and is outstanding against ABH or ACI or their respective directors, officers or promoters, and, except the possible delisting of ABH stock from the New York Stock Exchange and/or the Toronto Stock Exchange, no investigations or proceedings for such purpose are pending or threatened;

	(h)	All securities of ABH, when issued and delivered in accordance with the Plan, will have been duly authorized and will be validly issued in accordance with the terms of the Plan and fully paid and non-assessable; and

	(i)	The securities issued and delivered in accordance with the Plan will be issued and sold (i) pursuant to registration exemptions provided under the Securities Act of 1933, as amended (the "Securities Act"), and under any other state securities law and the respective rules and regulations thereunder and, except for (1) securities issued in the Concurrent Offering and (2) securities held by Affiliates (as defined in Rule 144 under the Securities Act) of ABH, will not be subject to restrictions on transfer under the Securities Act; and (ii) pursuant to exemptions from the prospectus and registration requirements of applicable Canadian securities laws and, other than in respect of the New Notes, will not be subject to resale restrictions pursuant thereto.

4.	Consenting Noteholders' Covenants and Consents

	(a)	Each Consenting Noteholder consents and agrees to the terms of, and the transactions contemplated by, this Agreement.

	(b)	Each Consenting Noteholder agrees that between the date of delivery of this Agreement and the Expiry Date (defined below), it shall not, directly or indirectly:

(i) sell, transfer, lend, gift, assign, pledge, hypothecate, encumber, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of, any of its Debt or any interest therein (or permit any of the foregoing with respect to any of its Relevant Notes or Debt) or enter into any agreement, arrangement or understanding in connection therewith, except that each Consenting Noteholder may transfer its Debt (x) to the extent such Consenting Noteholder is managing the Debt on behalf of a fund, to another fund managed by the Consenting Noteholder if the representations and warranties set forth in Section 2 hereof remain true and correct in all respects after such transfer or (y) any affiliate (as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions ) of the Consenting Noteholder or to another Consenting Noteholder and/or its affiliates provided that (1) prompt written notice of such transfer is provided to the Companies, and (2) the transferee agrees in writing prior to such transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement (any transfer that does not comply with this paragraph shall be void ab initio ); or

	(ii)	except as contemplated by this Agreement or already in effect on the date hereof, deposit any of its Debt into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Debt.

(c)	Each Consenting Noteholder agrees that, until the Expiry Date, its Relevant Noteholder Personnel shall not, and shall not authorize or instruct any Committee Advisors or any trustees, investment bankers, lawyers, accountants, consultants or other agents or advisors of such Consenting Noteholder to, directly or indirectly:

	(i)	initiate, solicit, encourage or seek, directly or indirectly, any inquiries relating to or the making or implementation of any Third Party Transaction Proposal;

	(ii)	engage in any negotiations concerning, or provide any information or data to, or have any substantive discussions with, any Person relating to a Third Party Transaction Proposal;

	(iii)	otherwise cooperate in or knowingly facilitate any effort or attempt to make, implement or accept any proposal or offer that constitutes, or may reasonably be expected to lead to, any Third Party Transaction Proposal; or

	(iv)	enter into a contract with any Person relating to a Third Party Transaction Proposal; or knowingly breach any information firewall of the type referred to in Section 11(a) .

(d)	Each Consenting Noteholder agrees that, until the Expiry Date and regardless of whether a Third Party Transaction Proposal is made, it shall:

	(i)	vote (or cause to be voted) all of its Debt (and to the extent the Consenting Noteholder is a holder of Secured Notes or is a lender under the Term Loan, its debt in respect thereof) in all votes and in each vote:

		(A)	in favour of the approval, consent, ratification and adoption of the Recapitalization and the Plan (and any actions required in furtherance thereof, including in favour of any amendments to the indentures for the Notes described in the Term Sheet); and

		(B)	against any action that would result in any breach of any representation, warranty, covenant or agreement or any other obligation of the Companies in the Term Sheet or the Plan;

	(ii)	support the approval of the Plan as promptly as practicable by the Court;

	(iii)	not support any action that is intended or could reasonably be expected to impede, interfere with, delay, postpone or discourage the Recapitalization or the Plan;

	(iv)	not do anything to frustrate or hinder the consummation of the Recapitalization or the Plan, including, without limitation, not to take any action with respect to any Identified Events of Default;

	(v)	consent (on its own behalf) to any reasonable requests by the Companies for a waiver of any Identified Events of Default pending the Closing Date of the Plan; and

	(vi)	execute any and all documents and perform any and all commercially reasonable acts required by this Agreement to satisfy all of its obligations hereunder.

(e)	Each Consenting Noteholder agrees, subject at all times to Section 10 :

	(i)	to the existence and factual details of this Agreement being set out in any public disclosure, including, without limitation, press releases and court materials, produced by the Companies at the discretion of the Companies in connection with the Recapitalization and the Plan; and

	(ii)	to this Agreement being filed and/or available for inspection by the public to the extent required by law and/or stock exchange rule.

(f)	Until the Expiry Date (but subject to Section 4(g) and to any terms of like effect in the Plan if approved), each Consenting Noteholder shall not, and hereby agrees not to, commence or participate in any claim, derivative or otherwise, against the Companies or any of their respective directors, officers, subsidiaries or affiliates (or any of their respective successors) relating to the negotiation, execution and delivery of this Agreement, the Term Sheet, the Plan or the consummation of the Recapitalization, except for such claims related to enforcing the Consenting Noteholder's rights under this Agreement and the other agreements entered into in connection herewith.

(g)	Each Consenting Noteholder agrees that at the effective time of implementation of the Plan and provided that the similar releases described in Section 5(c) hereof simultaneously become fully effective and enforceable, the Companies, the Guarantors, the trustees under the Indentures and their respective subsidiaries and affiliates and their respective present and former shareholders, officers, directors, employees, auditors, financial advisors, legal counsel and agents (collectively, the "Company Released Parties") will be released and discharged (by way of a separate release to be executed by the Consenting Noteholder, a Court order, a combination of the foregoing or otherwise) from any and all demands, claims, liabilities, causes of action, debts, accounts, covenants, damages, executions and other recoveries based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place on or prior to the Closing Date relating to, arising out of or in connection with, the Notes, the Indentures (including without limitation, any guarantee obligations of the Guarantors contained therein), the Recapitalization, the Term Sheet, the business and affairs of the Companies, the Guarantors and their respective subsidiaries and affiliates with respect to or in connection with, the Plan or the Recapitalization, the Recapitalization Proceedings and any other proceedings commenced with respect to the Plan and the Recapitalization; provided that nothing in this paragraph shall release or discharge any of the Companies, the Guarantors or the trustees under the Indentures from or in respect of its obligations to the Consenting Noteholders under this Agreement, the Plan or the Term Sheet and all documents, instruments entered into in connection therewith and further provided that nothing in this paragraph will release or discharge a Company Released Party if the Company Released Party is determined by a court of competent jurisdiction to have committed gross negligence, fraud or wilful misconduct.

(h)	Each Consenting Noteholder agrees that it will vote any and all Common Shares beneficially owed by it on the relevant record date in favour of the approval of the increase of the authorized capital of ABH to a sufficient number of Common Shares as is required to satisfy the exercise and conversion provisions of the Warrants and the New Convertible Notes, at the first meeting of Stockholders of ABH held for such purpose and at each subsequent meeting until approved.

(i)	Each Consenting Noteholder agrees that it shall not sell or otherwise transfer any Common Shares, or securities convertible into or exchangeable or exercisable for Common Shares, which it owns (or hereafter acquires), directly or indirectly or has actual control or direction over (including Common Shares and Warrants it acquires pursuant to the Recapitalization) until the earlier of (i) the day after the shareholder meeting of ABH pursuant to which the authorized number of Common Shares in the capital of ABH is increased in accordance with the Term Sheet; and (ii) December 31, 2009, provided that it may transfer any such securities to any of its affiliates provided such transferee agrees in writing to be bound by the terms of this Agreement; the provisions of this Section 4(i) shall survive the Expiry Date, in the event that the Plan is implemented.

5.	Companies' Covenants

	(a)	The Companies agree that, once this Agreement has become effective and binding on the parties hereto, the Companies will, in a timely manner, cause to be issued a press release or other public disclosure that discloses the material provisions of the Recapitalization Terms (subject to Section 10 hereof).

	(b)	Subject to Section 8 hereof, the Companies agree to file the Plan on a timely basis consistent with the Term Sheet and use their commercially reasonable efforts to achieve approval of the Plan by the Court and implementation of the Recapitalization before June 30, 2009, including recommending to Noteholders that they vote to approve the Plan and taking all reasonable actions necessary to obtain any regulatory approvals for the Recapitalization.

	(c)	The Companies, on their own behalf and on behalf of all of their subsidiaries and affiliates, agree that at the effective time of implementation of the Plan and provided that the similar releases described in Section 4(g) simultaneously become fully effective and enforceable, the Consenting Noteholders and the informal committee of holders of the Notes to which certain of the Consenting Noteholders belong as of the date hereof, together with their respective subsidiaries and affiliates and their respective present and former shareholders, officers, directors, employees, auditors, financial advisors, legal counsel and agents (collectively, the "Noteholder Released Parties") will be released and discharged (by way of a separate release to be executed by the Companies, a Court order, a combination of the foregoing or otherwise) from any and all demands, claims, liabilities, causes of action, debts, accounts, covenants, damages, executions and other recoveries based in whole or in part on any act or omission, transaction, dealing or other occurrence existing or taking place on or prior to the Closing Date relating to, arising out of or in connection with the Notes, the Indentures, the Recapitalization, the Term Sheet, the Recapitalization Proceedings and any other proceedings commenced with respect to the Plan and the Recapitalization; provided that nothing in this paragraph shall release or discharge any of the Noteholder Released Parties from or in respect of its obligations under this Agreement, the Plan or the Term Sheet and all documents, agreements and instruments (including any backstop agreements) entered into in connection therewith; and further provided that nothing in this paragraph will release or discharge a Noteholder Released Party if the Noteholder Released Party is determined by a court of competent jurisdiction to have committed gross negligence, fraud or wilful misconduct.

6.	Additional Covenants of ABH

ABH covenants and agrees that it will:

	(a)	Support the application by ACI and ACCC for the interim order regarding the Plan; and

	(b)	Perform the obligations required to be performed by it under this Agreement and in the Plan, in accordance with the terms and conditions of such Agreement or the Plan, as applicable, and do all such other acts and things as are necessary, or within the reasonable discretion of ABH desirable, and in accordance with the terms and conditions of such Agreement or Plan, are within its power and control in order to carry out and give effect to the transactions contemplated by this Agreement, the Plan and the Recapitalization and as required to occur for implementation of the Plan, and not take any action that would be contrary to or knowingly inconsistent with the transactions contemplated by this Agreement, the Plan or the Recapitalization; including, for greater certainty, but without limitation, making applications for the listing of the securities to be issued upon implementation of the Plan, taking all such steps as are required or necessary in order to create, issue and deliver the securities of ABH as set forth in the Term Sheet and, as part of the annual meeting of the stockholders of ABH to be held in due course in accordance with the Term Sheet, requesting that the stockholders approve an amendment to ABH's charter to increase ABH's authorized capital to a sufficient number of Common Shares to permit the exercise of all Warrants and the conversion of the New Convertible Notes and recommending that stockholders vote in favour of such amendment.

7.	Further Assurances

Each Party shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

8.	Alternative Transaction

The Companies (including for greater certainty, ABH) shall pursue and support the Recapitalization in good faith and shall not, directly or indirectly through Relevant Company Personnel, representatives, agents or advisors, solicit any proposal for a recapitalization transaction other than the Recapitalization, provided that this shall not prevent the Companies from receiving any such proposal from a third party and negotiating such proposal with a third party if the Companies, on advice of their financial advisors and outside legal counsel and, after considering the interest of the Companies and their respective stakeholders (including the Noteholders as a whole), believe such proposal could reasonably be expected to result in a transaction more favourable to the Companies and their stakeholders (including the Noteholders as a whole) than the Recapitalization (an "Alternative Transaction").

The Companies shall promptly notify the Consenting Noteholders, at first orally and then in writing, of any inquiry that could reasonably be expected to lead to, or proposal for, an Alternative Transaction received after the date hereof, of which any of the Companies or any of their respective directors or officers or representatives, advisors or agents are or become aware, or any amendments to the foregoing, or any request for discussions or negotiations or non-public information relating to the Companies in connection with any such proposal for an Alternative Transaction, which notice shall include a description of the material terms and conditions of any such proposed Alternative Transaction. The Companies shall also immediately provide each of the Consenting Noteholders with (i) a copy of any written notice or other written communication from any Person informing any of the Companies that it is considering making, or has made, a proposal in respect of an Alternative Transaction, (ii) a copy of any such proposal (or any amendment thereof) received by the Companies in respect of an Alternative Transaction, and (iii) such other details of any such Alternative Transaction that the Consenting Noteholders may reasonably request. The Companies shall keep each of the Consenting Noteholders fully informed of the status, including any change to the material terms of any such Alternative Transaction. The Companies shall use reasonable efforts to make sure the Relevant Company Personnel, representatives, advisors and agents are aware of the provisions of this Section 8 and the Companies shall be responsible for any breach of this Section 8 by any such Person.

If the Companies determine in good faith (after consultation with its financial advisors and its outside legal counsel) that it can no longer support or recommend the Recapitalization and one of the Companies enters into a written agreement with respect to an Alternative Transaction, the Companies shall promptly provide notice of same to the Consenting Noteholders and this Support Agreement shall be terminated in accordance with Section 9 hereof.

9.	Termination

This Support Agreement and the obligations of the Companies and the Consenting Noteholders set out in this Agreement shall terminate upon the date of the earliest to occur of the following (such earliest date being the "Expiry Date"):

	(a)	the failure to file the Plan with the Court on or before May 31 , 2009;

	(b)	the implementation of the Plan;

	(c)	the date any of the Companies enters into a written agreement with respect to an Alternative Transaction;

	(d)	written notice from a Consenting Noteholder to the Companies, in the event of a material breach by the Companies of any representation, warranty, covenant or other obligation provided for in this Agreement or any other material agreement directly relating to the Recapitalization, which breach is not cured within five (5) days after such Consenting Noteholder has notified the Companies of its intent to terminate this Agreement pursuant to this subparagraph 9(d) ; provided that in the case of a termination pursuant to this subparagraph 9(d) , the Support Agreement shall terminate only as between such Consenting Noteholder and the Companies (and, for greater certainty, all terms of the Support Agreement as between the Companies and any other Consenting Noteholder party hereto shall remain in full force and effect);

	(e)	the date upon which a Consenting Noteholder's (or its affiliate's) Firm Commitment Agreement and/or Backstop Commitment Agreement (if applicable) terminates; provided that in the case of a termination pursuant to this subparagraph 9(e) , the Support Agreement shall terminate only as between such Consenting Noteholder and the Companies (and, for greater certainty, all terms of the Support Agreement as between the Companies and any other Consenting Noteholder hereto shall remain in full force and effect);

	(f)	the commencement of a voluntary or involuntary case or proceeding by or against any of the Companies under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of the Companies to the entry of a decree or order for relief in its respect in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, liquidator, assignee, trustee, sequestrator or similar official of the Companies or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any of the Companies in furtherance of any such action; and

	(g)	June 30, 2009.

In the event of termination of this Agreement pursuant to this Section 9 , and not in limitation of Section 11(r) hereof, this Agreement will forthwith become void and there will be no liability on the part of any Party or its respective partners, officers, directors or stockholders, except for obligations under Sections 10, 11, this Section 9 all of which will survive the Expiry Date, as applicable, and except that each Party shall be responsible and shall remain liable for any breach of this Agreement by such Party occurring prior to the termination of this Agreement. No termination fee is payable under this Agreement but, notwithstanding any termination of this Agreement, the Companies shall be responsible to pay commitment fees, to the extent such fees are required to be paid by the terms and conditions of the Initial Commitment Agreements and/or backstop agreements, as applicable, including any portion thereof payable to the Consenting Noteholder in its capacity thereunder.

10.	Confidentiality

The Companies agree, on their own behalf and on behalf of their Representatives (defined below), to use reasonable best efforts to maintain the confidentiality of the identity and holdings of the Consenting Noteholders; provided, however, that such information may be disclosed: (a) to the Companies' respective directors, trustees, executives, officers, auditors, and employees and financial and legal advisors or other agents (collectively referred to herein as the "Representatives" and individually as a "Representative") provided further that each such Representative is informed of this confidentiality provision; and (b) to Persons in response to, and to the extent required by, (i) any subpoena, or other legal process, including, without limitation, by the Court or applicable rules, regulations or procedures of the Court, or (ii) any Governmental Entity. If the Companies or their Representatives receive a subpoena or other legal process as referred to in clause (b)(ii) above in connection with this Agreement or the Plan, the Companies shall provide the relevant Consenting Noteholder with prompt written notice of any such request or requirement, to the extent permissible and practicable under the circumstances, so that the relevant Consenting Noteholder may (at the Companies' expense) seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 10 : (x) the Companies may disclose the existence of and nature of support evidenced by this Agreement in any public disclosure or filing (including, without limitation, press releases, Exchange Act filings and Court materials) produced by the Companies at the discretion of the Companies, provided that in the context of any such public disclosure with respect to holdings of the Consenting Noteholders, only the aggregate holdings of the Consenting Noteholders that execute a support agreement may be disclosed (but not their individual holdings unless otherwise required by a Governmental Entity); (y) the Companies may disclose the holdings of a Consenting Noteholder in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof; and (z) the Companies may disclose, to the extent consented to in writing by a Consenting Noteholder, such Consenting Noteholder's holdings. Except as set forth in Section 5(a) hereof, nothing in this Agreement shall obligate the Companies to make any public disclosure of this Agreement, the Term Sheet, the Recapitalization or the Plan.

11.	Miscellaneous

(a) Subject to Section 11(c) hereof, notwithstanding anything herein to the contrary, this Agreement applies only to the Debt and to the Consenting Noteholders solely with respect to their legal and beneficial ownership of their Debt, and shall not apply to:

(i) any securities, loans or other obligations that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any group or business unit within or affiliate of any Consenting Noteholder that has not been involved in the Recapitalization discussions or is on the other side of an information firewall with respect to the Relevant Noteholder Personnel; or

(ii) any securities, loans or other obligations that may be beneficially owned by non-affiliated clients of the Consenting Noteholders.

(b)	Nothing in this Agreement is intended to preclude any of the Consenting Noteholders from engaging in any securities transactions, subject to the agreements set forth in Section 4 hereof with respect to the Relevant Notes and other Debt.

(c)	If a Consenting Noteholder acquires additional Notes (" Additional Notes ") after the date hereof, any and all rights and claims obtained by such Consenting Noteholder with respect to, on account of or pursuant to any Additional Notes shall automatically be subject to this Agreement.

(d)	The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(e)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(f)	Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States.

(g)	This Agreement (including the Term Sheet and the other schedules attached to this Agreement), together with any confidentiality agreement entered into or binding upon the Consenting Noteholder or its advisors, constitute the entire agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(h)	The agreements, representations and obligations of the Companies under this Agreement are, in all respects, joint and several.

(i)	This Agreement (including the Recapitalization Terms) may be modified, amended or supplemented : (A) as to any matter that is not material by an instrument in writing signed by the Companies and Noteholders holding at least 50% of the aggregate principal amount of Notes held by all Noteholders that have signed a support agreement in connection with the Recapitalization; and (B) as to any material matter, by an instrument in writing signed by the Companies and Noteholders holding at least 66 2/3% of the aggregate principal amount of Notes held by all Noteholders that have signed a support agreement in connection with the Recapitalization, provided, however, that Consenting Noteholders that have objected in writing to any material modification, amendment or supplement that becomes effective pursuant to this clause (i) without their consent may terminate their obligations under this Agreement upon five (5) business days' notice. For purposes of this paragraph 11(i) , an amendment, modification or supplement shall be material only if it (w) increases or imposes any new obligation of a Consenting Noteholder for the payment of money or delivery of Relevant Notes, (x) reduces the consideration referred to in the Term Sheet to be received or receivable by a Consenting Noteholder in connection with the implementation of the Recapitalization, (y) increases or reduces the amount of any fee or reimbursable expense payable to any Consenting Noteholder; or (z) materially changes or reduces the security to be provided for the New Notes as contemplated by this Agreement and the Recapitalization. Notwithstanding any of the foregoing, no material amendment to the Plan or the Recapitalization Transaction that is inconsistent with the Term Sheet shall be made without the consent of each Initial Consenting Noteholder (as such term is defined in the Term Sheet). No event that gives rise to an Expiry Date may be waived, except in a writing signed by Noteholders holding at least 75% of the aggregate principal amount of Notes held by all Noteholders that have signed a support agreement in connection with the Recapitalization, and including each Initial Consenting Noteholder.

(j)	Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(k)	Except as otherwise provided in this Agreement and any retainer agreements entered into by the Companies and Committee Advisors, each of the Parties shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(l)	All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i) If to the Companies, at:

Abitibi-Consolidated Inc. 1155 Metcalfe Street Suite 800 Montréal QC H3B 5H2 Attention: Chief Financial Officer & Chief Legal Officer Facsimile: 864-282-9219 and 514-394-3644

With a required copy by email or fax (which shall not be deemed notice) to each of:

Stikeman Elliott LLP
Attention:         Marc B. Barbeau

Email:                 mbarbeau@stikeman.com
Facsimile:          514-397-3409

Troutman Sanders LLP
Attention:         Cal Smith

Email:                 cal.smith@troutmansanders.com
Facsimile:          404-326-3352

(ii) If to the Consenting Noteholders at:

The address set forth for each Consenting Noteholder at the address shown for it beside its signature or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(m)	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(n)	The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, except by any Consenting Noteholder as set forth and to the extent permitted in Section 4(b)(i) and except that any Company may, upon giving notice to such Consenting Noteholder, assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate provided such affiliate is also an assignee under the Plan, without reducing its own obligations hereunder, without the consent of the Consenting Noteholder.

(o)	This Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party submits to the jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating to this Agreement. The Parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(p)	The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise. Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(q)	Each Consenting Noteholder agrees that, except as may be required by law in which case it shall provide prior written notice thereof, it shall not make any public announcement or statement in any manner whatsoever with respect to this Agreement, the Term Sheet, the Plan, the Recapitalization or any negotiations, terms or other facts with respect thereto without the prior written approval of the Companies.

(r)	Each Consenting Noteholder recognizes and acknowledges that this Agreement is an integral part of the Recapitalization, that the Companies would not enter into the Plan unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by any of the Consenting Noteholders of any covenants or other commitments contained in this Agreement will cause the Companies to sustain injury for which they would not have an adequate remedy at law for monetary damages. Therefore, the Parties agree that in the event of any such breach, the Companies shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(s)	The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tour les documents s'y rattachant, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

(t)	This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

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This Agreement has been agreed and accepted on the date first written above.

ABITIBI-CONSOLIDATED INC.

Per:

            Name:
            Title:

Per:

            Name:
            Title:

ABITIBI-CONSOLIDATED COMPANY OF CANADA

Per:

            Name:
            Title:

Per:

            Name:
            Title:

ABITIBIBOWATER INC.

Per:

            Name:
            Title:

Per:

            Name:
            Title:

ABITIBI-CONSOLIDATED FINANCE, L.P.,

by its general partner Abitibi-Consolidated Nova Scotia Incorporated

Per:

            Name:
            Title:

Per:

            Name:
            Title:

Signature Page for Consenting Noteholders:

Holder:
Per:
Name: Title:

Notice address:

[NTD: Insert Notice Address]

[NTD: Prepare a Signature Page for each Consenting Noteholder.]

SCHEDULE A

TERM SHEET

ABITIBI-CONSOLIDATED INC.

RECAPITALIZATION TERM SHEET

See attached.

SCHEDULE B

PLAN OF ARRANGEMENT

See attached.

SCHEDULE C

DEFINITIONS

"Commission" means the United States Securities and Exchange Commission.

"Governmental Entity" means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court body, board, tribunal or dispute settlement panel or other law, rule or regulation-making organization or entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

"Guarantors" means in respect of the (i) 7.875% unsecured notes due August 2009, ACI and, as co-guarantor: ACCC; (ii) 15.50% unsecured notes due July 2010: ACI, Abitibi-Consolidated Canadian Office Products Holdings Inc., 6169678 Canada Incorporated, 3834328 Canada Inc., The International Bridge and Terminal Company, Marketing Donohue Inc., Les Explorations Terra Nova Ltée, The Jonquiere Pulp Company, Saguenay Forest Products Inc., 1508756 Ontario Inc., Donohue Recycling Inc., Scramble Mining Ltd., Abitibi-Consolidated Nova Scotia Incorporated, 3224112 Nova Scotia Limited, Abitibi-Consolidated Sales Corporation, Donohue Corp., Abitibi-Consolidated Corp. Abitibi-Consolidated Alabama Corporation, Augusta Woodlands, LLC, Alabama River Newsprint Company, Bridgewater Paper Company Limited (U.K.) and Cheshire Recycling Ltd (U.K.); (iii) 7.75% unsecured notes due June 2011: ACI; (iv) unsecured floating-rate notes due June 2011: ACI; (v) 6.00% unsecured notes due June 2013: ACI; and (vi) 8.375% unsecured notes due April 2015: ACI.

"Identified Events of Default" means the Events of Default (as defined in the Indentures), if any, that arise as a result of the transactions contemplated by this Agreement, the Recapitalization, the Plan, the commencement or prosecution of the arrangement proceedings contemplated hereby, or any failure to pay interest under the Indentures during the course of such arrangement proceedings prior to the implementation of the Plan.

"Indentures" means, collectively, (i) the indenture dated July 26, 1999 which was supplemented on September 1, 2001, October 1, 2001, December 1, 2001, November 21, 2005 and April 1, 2008 pursuant to which Abitibi-Consolidated Finance L.P. is the issuer, ACCC is a co-obligor of the issuer, ACI is guarantor, ACCC is  co-guarantor and The Bank of Nova Scotia Trust Company of New York is the trustee; (ii) the indenture dated April 1, 2008 pursuant to which ACCC is the issuer, ACI, Abitibi-Consolidated Canadian Office Products Holdings Inc., 6169678 Canada Incorporated, 3834328 Canada Inc., The International Bridge and Terminal Company, Marketing Donohue Inc., Les Explorations Terra Nova Ltée, La Compagnie de Pulpe de Jonquière Produits Forestiers Saguenay Inc., 1508756 Ontario Inc., Donohue Recycling Inc., Scramble Mining Ltd., Abitibi-Consolidated Nova Scotia Incorporated, 3224112 Nova Scotia Limited, Abitibi-Consolidated Sales Corporation, Donohue Corp., Abitibi-Consolidated Corp. Abitibi-Consolidated Alabama Corporation, Augusta Woodlands, LLC, Alabama River Newsprint Company, Bridgewater Paper Company Limited (U.K.) and Cheshire Recycling Ltd (U.K.) are guarantors and Wells Fargo Bank, National Association is the Trustee; (iii) the indenture dated June 15, 2004 pursuant to which ACCC is the issuer, ACI is guarantor and The Bank of Nova Scotia Trust Company of New York is the trustee; (iv) the indenture dated December 11, 2001 pursuant to which ACCC is the issuer, ACI is guarantor, and The Bank of Nova Scotia Trust Company of New York is the trustee; and (v) the indenture dated April 6, 1998 which was supplemented on September 1, 2001, October 1, 2001, December 1, 2001 and April 1, 2008 pursuant to which ACI is the issuer, ACCC is a co-obligor of the issuer and Computershare Trust Company of Canada is the trustee.

"Information" means, (i) with respect to ABH, information set forth or incorporated in ABH's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or its other reports and forms filed with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2008 and that are filed prior to the execution and delivery of this Agreement and (ii) with respect to ACI, information set forth in or incorporated in ACI's Annual Report on Form 20-F for the fiscal year ended December 31, 2007 or its other reports and forms filed with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2008 and that are filed prior to the execution and delivery of this Agreement.

"Material Adverse Effect" shall have the meaning ascribed to such term in Section 14(iii) of the Term Sheet.

"Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

"Third Party Transaction Proposal" means any proposal or offer made by any Person with respect to the acquisition, refinancing, recapitalization and/or restructuring of the Companies and their subsidiaries and affiliates, other than the Recapitalization more fully described in the Term Sheet.